EXHIBIT 99.1

FOR IMMEDIATE RELEASE

August 11, 2008

CIPRICO’S AUDITOR RESIGNS

Minneapolis, MN, August 11, 2008 – Ciprico Inc. (NASDAQ: CPCI) (the “Company”), announced today that it received a letter from Grant Thornton LLP on August 6, 2008, notifying the Company that Grant Thornton has resigned as the Company’s auditors.  The Company has not engaged a replacement independent registered public accounting firm as of the date of this release and, as a result of limited financial resources, the Company is uncertain as to when it may engage such a replacement firm.

For more information, contact:

Steve Merrifield	Monte S. Johnson
Chief Executive Officer	Sr. VP & CFO
(952) 540-2400	(952) 540-2400

About Ciprico

Ciprico Inc. (NASDAQ: CPCI) is a leading provider of intelligent storage software, solutions and appliances for enterprise class IT servers, professional workstations and digital media workflows.  Ciprico is headquartered in Minneapolis, MN. More information about Ciprico is available at www.ciprico.com.